Exhibit 99.2

SONNET BIOTHERAPEUTICS, INC.

Sonnet Biotherapeutics, Inc.

Balance Sheets

(unaudited)

	March 31,	September 30,
	2020	2019
Assets
Current assets:
Cash	$272,855	$35,653
Prepaid expenses other current assets	19,484	4,101
Related-party receivable	214,142	—
Total current assets	506,481	39,754
Property and equipment	63,134	—
Operating lease right-of-use asset	243,733	—
Other assets	82,959	—
Total assets	$896,307	$39,754
Liabilities and stockholders’ deficit
Current liabilities:
Related-party notes	$919	$217,380
Accounts payable	3,678,318	1,842,996
Accrued expenses	514,275	824,865
Operating lease liability	76,366	—
Total current liabilities	4,269,878	2,885,241
Operating lease liability	167,687	—
Total liabilities	4,437,565	2,885,241

Commitments and contingencies (note 7)
Stockholders’ deficit:
Preferred stock; no par value: 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; no par value: 100,000,000 shares authorized; 53,881,250 and 52,055,250 issued and outstanding at March 31, 2020 and September 30, 2019, respectively	13,864,685	9,594,655
Accumulated deficit	(17,405,943)	(12,440,142)
Total stockholders’ deficit	(3,541,258)	(2,845,487)
Total liabilities and stockholders’ deficit	$896,307	$39,754

See accompanying notes to unaudited interim financial statements.

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Sonnet BioTherapeutics, Inc.

Statements of Operations

(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2020	2019	2020	2019
Operating expenses:
Research and development	$1,302,515	$166,426	$2,710,663	$224,411
General and administrative	1,208,374	102,234	2,269,280	200,298
Loss from operations	(2,510,889)	(268,660)	(4,979,943)	(424,709)

Interest income (expense)	14,142	(15,020)	14,142	(151,018)
Net loss	$(2,496,747)	$(283,680)	$(4,965,801)	$(575,727)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.05)	$(0.01)	$(0.09)	$(0.01)
Weighted average shares outstanding, basic and diluted	53,672,415	49,560,056	53,068,157	48,786,299

See accompanying notes to unaudited interim financial statements.

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Sonnet BioTherapeutics, Inc.

Statements of Changes in Stockholders' Deficit

(unaudited)

	Common stock		Accumulated
	Shares	Amount	deficit	Total
Balance at September 30, 2019	52,055,250	$9,594,655	$(12,440,142)	$(2,845,487)
Sale of common stock and warrants, net of issuance cost	1,204,000	2,715,030	—	2,715,030
Issuance of common stock to settle related-party notes	80,000	200,000	—	200,000
Net loss	—	—	(2,469,054)	(2,469,054)
Balance at December 31, 2019	53,339,250	$12,509,685	$(14,909,196)	$(2,399,511)
Sale of common stock and warrants, net of issuance cost	542,000	1,355,000	—	1,355,000
Net loss	—	—	(2,496,747)	(2,496,747)
Balance at March 31, 2020	53,881,250	$13,864,685	$(17,405,943)	$(3,541,258)

	Common stock		Accumulated
	Shares	Amount	deficit	Total
Balance at September 30, 2018	47,104,500	$5,177,655	$(7,568,931)	$(2,391,276)
Sale of common stock, net of issuance cost	812,500	629,000	—	629,000
Conversion of convertible promissory notes into common stock	1,250,000	1,000,000	—	1,000,000
Issuance of common stock to settle related-party notes	275,000	220,000	—	220,000
Net loss	—	—	(292,047)	(292,047)
Balance at December 31, 2018	49,442,000	$7,026,655	$(7,860,978)	$(834,323)
Sale of common stock, net of issuance cost Net Loss	312,500	250,000	—	250,000
Net Loss	—	—	(283,680)	(283,680)
Balance at March 31, 2019	49,754,500	$7,276,655	$(8,144,658)	(868,003)

See accompanying notes to unaudited interim financial statements.

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Sonnet BioTherapeutics, Inc.

Statements of Cash Flows

(unaudited)

	Six Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(4,965,801)	$(575,727)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,131	—
Amortization of right of use asset	12,205	—
Noncash interest	(14,142)	86,233
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(15,383)	—
Other assets	(82,959)
Accounts payable	1,835,322	40,759
Accrued expenses	(310,590)	6,687
Operating lease liability	(11,885)
Net cash used in operating activities	(3,551,102)	(442,048)
Cash flows from investing activities:
Purchases of property and equipment	(65,265)	—
Net cash used in investing activities	(65,265)	—
Cash flows from financing activities:
Proceeds from the issuance of common stock and warrants, net of issuance costs	4,070,030	879,000
Related-party receivable	(200,000)	—
Proceeds received from related-party notes	30,000	86,000
Repayments of related-party notes	(46,461)	(520,554)
Net cash provided by financing activities	3,853,569	444,446
Net increase in cash	237,202	2,398
Cash, beginning of period	35,653	5,419
Cash, end of period	$272,855	$7,817
Supplemental disclosure of non-cash investing and financing activities:
Conversion of convertible promissory note into common stock	$—	$1,000,000
Issuance of common stock to settle related-party notes	$200,000	$220,000
Right of use asset and liability recorded upon adoption of ASC 842	$255,938	$—

See accompanying notes to unaudited interim financial statements.

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Sonnet BioTherapeutics, Inc.

Notes to Unaudited Interim Financial Statements

(1)	Nature of Business and Liquidity

Sonnet BioTherapeutics, Inc. (the Company or Sonnet) was incorporated as a New Jersey corporation on April 6, 2015. The Company is a clinical stage, oncology-focused biotechnology company with a proprietary platform for innovating biologic medicines of single- or bi-specific action. Known as FHAB™ (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. The Company’s pipeline of therapeutic compounds for oncology indications of high unmet medical need includes lead candidate, SON-080, a fully human version of low dose Interleukin-6 (IL-6) that has successfully completed Phase I clinical trials and will advance to a pilot efficacy study in patients with chemotherapy-induced peripheral neuropathy (CIPN) during 2020.

The Company has incurred recurring losses and negative cash flows from operations activities since inception and it expects to generate losses from operations for the foreseeable future primarily due to research and development costs for its potential product candidates. As of March 31, 2020, the Company had cash of $272,855 and stockholders’ deficit of $3,541,258. The Company believes its cash at March 31, 2020 and approximately $8.3 million received in connection with the transaction discussed in Note 9 will fund the Company’s projected operations through the end of the fiscal year ending September 30, 2020. Substantial additional financing will be needed by the Company to fund its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company will require additional capital in the future through equity or debt financings, partnerships, collaborations, or other sources to carry out the Company’s planned development activities. If additional capital is not secured when required, the Company may need to delay or curtail its operations until such funding is received. Various internal and external factors will affect whether and when the Company’s product candidates become approved for marketing and successful commercialization. The regulatory approval and market acceptance of the Company’s products candidates, length of time and cost of developing and commercializing these product candidates and/or failure of them at any stage of the approval process will materially affect the Company’s financial condition and future operations.

Operations since inception have consisted primarily of organizing the Company, securing financing, developing its technologies through performing research and development and conducting preclinical studies. The Company faces risks associated with companies whose products are in development. These risks include the need for additional financing to complete its research and development, achieving its research and development objectives, defending its intellectual property rights, recruiting and retaining skilled personnel, and dependence on key members of management.

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Sonnet BioTherapeutics, Inc.

Notes to Unaudited Interim Financial Statements

(2)	Summary of Significant Accounting Policies

(a)	Basis of presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information as found in the Accounting Standard Codification (“ASC”) and Accounting Standards Updates (“ASUs”) of the Financial Accounting Standards Board (“FASB”). In the opinion of management, the accompanying unaudited interim financial statements include all normal and recurring adjustments (which consist primarily of accruals, estimates and assumptions that impact the unaudited interim financial statements) considered necessary to present fairly the Company’s financial position as of March 31, 2020, its results of operations and cash flows for the three and six months ended March 31, 2020 and 2019. The unaudited interim financial statements presented herein do not contain the required disclosures under GAAP for annual financial statements and should be read in conjunction with the annual audited financial statements and related notes as of and for the year ended September 30, 2019.

(b)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are periodically reviewed, and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

(c)	Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization expense is recognized using the straight-line method over the estimated useful life of the asset. Expenditures for repairs and maintenance that do not extend the estimated useful life or improve an asset are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation and amortization of assets disposed of are removed from the accounts, and any resulting gain or loss is included in the statement of operations. As of March 31, 2020, the plant property and equipment balance was comprised of leasehold improvements and computer equipment associated with the Princeton office lease discussed in Note 8.

(d)	Segment information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources in assessing performance. The Company views and manages its business in one segment.

(e)	Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases, which requires a lessee to record a right-of-use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The standard was effective for the Company beginning October 1, 2019. See Note 8 for further discussion of adoption of ASU 2016-02.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework- Changes to the Disclosure Requirements for Fair Value Measurements, which changes the fair value measurement disclosure requirements of ASC 820. The goal of the ASU is to improve the effectiveness of ASC 820’s disclosure requirements. The standard is applicable to public business entities for fiscal years beginning after December 15, 2019, and interim periods within those years. The Company is currently evaluating the potential impact of the adoption of this standard on its related disclosures.

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Sonnet BioTherapeutics, Inc.

Notes to Unaudited Interim Financial Statements

(3)	Accrued Expenses

Accrued expenses consisted of the following:

	March 31,	September 30,
	2020	2019
Compensation and benefits	$48,395	$166,951
Professional fees	465,880	657,914
	$514,275	$824,865

(4)	Debt

Related-party notes

During the six months ended March 31, 2020 and 2019, the Company issued unsecured notes payable to various related parties resulting in cash proceeds of $30,000 and $86,000, respectively. These notes are payable on demand and payments of $46,461 and $520,554 were made during the six months ended March 31, 2020 and 2019, respectively. The interest on these notes was de minimis during each of those periods.

In October 2019 and December 2018, the Company issued 80,000 and 275,000 shares of common stock to settle $200,000 and $220,000 of related-party notes, respectively.

The total amount of related-party notes outstanding was $919 and $217,380 at March 31, 2020 and September 30, 2019, respectively.

(5)	Stockholders’ Deficit

Common stock

During the six months ended March 31, 2020, the Company sold 1,746 equity units to investors for net proceeds of $4,070,030. Each unit was comprised of 100 shares of common stock and 50 warrants to purchase shares of the Company’s common stock with an exercise price of $3.125. As of March 31, 2020, the Company had 993,000 warrants outstanding which expire three years from the date of their issuance and each warrant has an exercise price of $3.125.

During the six months ended March 31, 2019, the Company sold 1,437,500 shares of common stock to investors for net proceeds of $879,000.

(6)	Related-Party Transactions

During the six months ended March 31, 2020 and 2019, the Company entered into various debt agreements with several officers of the Company. The terms of the debt and related components are further described in more detail in Note 4.

On January 21, 2019, the Company provided Chanticleer Holdings, Inc. (“Chanticleer”) $200,000 in connection with the issuance of a promissory note for $210,000 issued at a discount of $10,000. The note accrued interest at 10% per year. The note was settled on April 1, 2020, in connection with the merger with Chanticleer as discussed in Note 9.

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Sonnet BioTherapeutics, Inc.

Notes to Unaudited Interim Financial Statements

(7)	Commitments and Contingencies

(a) Legal Proceedings

From time to time, the Company is a party to various lawsuits, claims, and other legal proceedings that arise in the ordinary course of its business. While the outcomes of these matters are uncertain, management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

(b) Employment Agreements

The Company has entered into employment contracts with its officers and certain employees that provide for severance and continuation of benefits in the event of termination of employment either by the Company without cause or by the employee for good reason, both as defined in the contract. In addition, in the event of termination of employment following a change in control, as defined, either by the Company without cause or by the employee for good reason, any unvested portion of the employee’s initial stock option grant becomes immediately vested. Through March 31, 2020 no stock options have been granted.

(8)	Leases

The Company adopted ASC 842 – Leases on October 1, 2019. Through September 30, 2019, the Company only leased office space under various operating leases with terms of one year or less. These leases qualified as short-term leases, and as such, there was no cumulative impact from the adoption of ASC 842.

In December 2019, the Company entered a 36-month lease for office space in Princeton, New Jersey, which commenced February 1, 2020. At that time, the Company terminated its existing month-to-month leases for office space.

The components of lease expense for the six months ended March 31, 2020 are as follows:

Lease expense:
Operating lease expense	$17,027
Short-term lease expense	49,395
Total lease cost	$66,422

The weighted-average remaining lease term was 2.8 years and the weighted average discount rate was 12%

Cash flow information related to operating leases for the six months ended March 31, 2020:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$16,708

Future minimum lease payments under non-cancellable leases at March 31, 2020 are as follows:

Fiscal year
2020 (excluding the six months ended March 31, 2020)	$75,188
2021	101,991
2022	103,924
2023	8,674
Total undiscounted lease payments	289,777
Less: imputed interest	(45,724)
Total lease liabilities	$244,053

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Sonnet BioTherapeutics, Inc.

Notes to Unaudited Interim Financial Statements

(9)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through May 18, 2020, the date at which the interim financial statements were available to be issued, and there are no other items requiring disclosure except for the following:

Relief Therapeutics SA

In August 2019, the Company executed a Share Exchange Agreement with Relief Therapeutics SA (“Relief”), in which the Company agreed to acquire the outstanding shares of Relief by issuing 7,111,947 shares of the Company’s common stock. The Company will assume the development of Relief’s asset, atexakin alfa, together with its proprietary experimental drugs. The acquisition of Relief closed on April 1, 2020.

Merger with Sonnet BioTherapeutics Holdings, Inc

On October 10, 2019, Sonnet BioTherapeutics Holdings, Inc. (formerly known as Chanticleer) (“Sonnet Holdings”), its wholly owned subsidiary, Biosub Inc., and the Company entered into a Merger Agreement, as amended on February 7, 2020, pursuant to which Biosub Inc. will merge with and into the Company, with the Company continuing as a wholly-owned subsidiary of Sonnet Holdings and the surviving corporation of the merger. The merger closed on April 1, 2020.

In connection with the transactions contemplated by the merger, on February 7, 2020, the Company and Sonnet Holdings entered into a securities purchase agreement with certain accredited investors (the “Investors”) pursuant to which, among other things, the Company agreed to issue to the Investors shares of the Company’s common stock immediately prior to the merger and Sonnet Holdings agreed to issue to the Investors warrants to purchase shares of Sonnet Holdings common stock on the tenth trading day following the consummation of the merger in a private placement transaction for an aggregate purchase price of approximately $19.0 million (which amount is comprised of (x) a $4.0 million credit to Chardan Capital Markets, LLC (“Chardan”), in lieu of certain transaction fees otherwise owed to Chardan by the Company, and (y) $15.0 million in cash from the other Investors). From the $15.0 million of cash received, $5.8 million was paid to Sonnet Holdings at the time of close and approximately $0.9 million of transaction costs were paid, resulting in net cash proceeds to the Company of $8.3 million.

The Company entered into a common stock purchase agreement with GEM Global Yield Fund LLC SCS (“GEM”) on August 6, 2019, as amended on September 25, 2019 and January 31, 2020, (the “GEM Agreement”). Pursuant to the GEM Agreement, GEM agreed to purchase up to $20.0 million (“Aggregate Limit”) of the Company’s common stock over a three-year period commencing on the date the original agreement was executed; provided that during any period when the Company’s public float is less than $75.0 million, the Aggregate Limit will instead be equal to one-third of the amount of the Company’s public float over any consecutive 12-month period. No common stock has been issued to date under the GEM Agreement.

Coronavirus Pandemic

On March 10, 2020, the World Health Organization characterized the novel COVID-19 virus as a global pandemic. There is significant uncertainty as to the likely effects of this disease which may, among other things, materially impact the Company’s planned clinical trials. This pandemic or outbreak could result in difficulty securing clinical trial site locations, CROs, and/or trial monitors and other critical vendors and consultants supporting the trial. In addition, outbreaks or the perception of an outbreak near a clinical trial site location could impact the Company’s ability to enroll patients. These situations, or others associated with Covid-19, could cause delays in the Company’s clinical trial plans and could increase expected costs, all of which could have a material adverse effect on the Company’s business and its financial condition. At the current time, the Company is unable to quantify the potential effects of this pandemic on its future operations.

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SONNET MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Sonnet BioTherapeutics, Inc. (“Sonnet” or the “Company”) is a clinical stage, oncology-focused biotechnology company with a proprietary platform for innovating biologic medicines of single- or bi-specific action. Known as FHAB™ (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues.

Since Sonnet’s inception in 2015, Sonnet has devoted substantially all of its efforts and financial resources to organizing and staffing the company, business planning, raising capital, acquiring or discovering product candidates and securing related intellectual property rights and conducting discovery, research and development activities for its product candidates. Sonnet does not have any products approved for sale and has not generated any revenue from product sales. Sonnet has funded its operations to date primarily with proceeds from sales of common stock, warrants and proceeds from the issuance of convertible debt. Through March 31, 2020, Sonnet had received net proceeds of $13.2 million from sales of its common stock, warrants and convertible promissory notes.

Sonnet has incurred recurring operating losses and negative cash flows since inception. Sonnet’s ability to generate product or licensing revenue sufficient to achieve profitability will depend heavily on the successful development and eventual commercialization of one or more of Sonnet’s current or future product candidates. Sonnet’s net losses were $5.0 million for the six months ended March 31, 2020. As of March 31, 2020, Sonnet had stockholder’s deficit of $3.5 million. Sonnet expects to continue to incur significant expenses and increasing operating losses for at least the next several years. Sonnet expects that its expenses and capital requirements will increase substantially in connection with its ongoing activities, particularly if and as Sonnet:

●	conducts additional clinical trials for its product candidates;

●	continues to discover and develop additional product candidates;

●	acquires or in-licenses other product candidates and technologies;

●	maintains, expands and protects its intellectual property portfolio;

●	hires additional clinical, scientific and commercial personnel;

●	establishes a commercial manufacturing source and secures supply chain capacity sufficient to provide commercial quantities of any product candidates for which it may obtain regulatory approval;

●	seeks regulatory approvals for any product candidates that successfully complete clinical trials;

●	establishes a sales, marketing and distribution infrastructure to commercialize any products for which it may obtain regulatory approval; and

●	adds operational, financial and management information systems and personnel, including personnel to support its product development and planned future commercialization efforts, as well as to support its transition to a public reporting company.

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Sonnet will not generate revenue from product sales, if any, unless and until Sonnet receives licensing revenue and/or successfully completes clinical development and obtains regulatory approval for its product candidates. If Sonnet obtains regulatory approval for any of its product candidates and does not enter into a commercialization partnership, Sonnet expects to incur significant expenses related to developing Sonnet’s internal commercialization capability to support product sales, marketing and distribution. As a result of the Merger, as described below, Sonnet will incur additional costs associated with operating as a public company.

As a result, Sonnet will need substantial additional funding to support its continuing operations and pursue its growth strategy. Until such time as Sonnet can generate significant revenue from product sales, if ever, Sonnet expects to finance its operations through the sale of equity, debt financings or other capital sources, which may include collaborations with other companies or other strategic transactions. Sonnet may not be able to raise additional funds or enter into such other agreements or arrangements when needed on favorable terms, or at all. If Sonnet fails to raise capital or enter into such agreements as and when needed, Sonnet may have to significantly delay, reduce or eliminate the development and commercialization of one or more of its product candidates or delay its pursuit of potential in-licenses or acquisitions.

Because of the numerous risks and uncertainties associated with product development, Sonnet is unable to predict the timing or amount of increased expenses or when or if it will be able to achieve or maintain profitability. Even if Sonnet is able to generate product sales, Sonnet may not become profitable. If Sonnet fails to become profitable or is unable to sustain profitability on a continuing basis, then Sonnet may be unable to continue its operations at planned levels and be forced to reduce or terminate its operations.

Merger with Sonnet Holdings and Acquisition of Relief

On October 10, 2019, Sonnet BioTherapeutics Holdings, Inc. (formerly known as Chanticleer) (“Sonnet Holdings”), its wholly owned subsidiary, Biosub Inc., and the Company entered into a Merger Agreement, as amended on February 7, 2020, pursuant to which Biosub Inc. will merge with and into the Company, with the Company continuing as a wholly-owned subsidiary of Sonnet Holdings and the surviving corporation of the merger (the “Merger”). The Merger closed on April 1, 2020.

The business combination will be accounted for as a reverse merger in accordance with U.S. generally accepted accounting principles (“GAAP”). Under GAAP, Sonnet is the accounting acquirer for financial reporting purposes. This determination was primarily based on the expectations that, immediately following the Merger: (1) Sonnet stockholders own a substantial majority of the voting rights of the combined company; (2) Sonnet has designated all of the initial members of the board of directors of the combined company; and (3) Sonnet’s senior management hold all key positions in senior management of the combined organization. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Sonnet issuing common stock to acquire the net assets of Sonnet Holdings. As a result of the Merger, the net assets of Sonnet Holdings will be recorded at their acquisition-date fair values in the financial statements of Sonnet and the reported operating results prior to the business combination will be those of Sonnet.

On August 9, 2019, Sonnet executed a Share Exchange Agreement with Relief Therapeutics Holding SA (“Relief Holding”), in which Sonnet agreed to acquire the outstanding shares of Relief Therapeutics SA (“Relief”) by issuing 7,111,947 shares of Sonnet common stock to Relief Holding. The Share Exchange Agreement with Relief will be accounted for as an asset acquisition as substantially all of the fair value of the gross assets acquired is concentrated Relief’s atexakin alfa asset. The closing occurred immediately prior to the Merger on April 1, 2020.

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Pre-Merger Financing

On February 7, 2020, Sonnet Holdings and Sonnet entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which, among other things, Sonnet agreed to issue to the Investors shares of Sonnet’s common stock immediately prior to the Merger and Sonnet Holdings agreed to issue to the Investors warrants to purchase shares of Sonnet Holdings’ common stock on the tenth trading day following the consummation of the Merger in a private placement transaction for an aggregate purchase price of approximately $19.0 million, which is comprised of a $4.0 million credit to Chardan Capital Markets, LLC (“Chardan”) in lieu of certain transaction fees otherwise owed to Chardan, and $15.0 million in cash from the other Investors (the “Pre-Merger Financing”). From the $15.0 million cash received, $5.8 million was paid to Sonnet Holdings at the closing of the Merger for use by its spinoff entity and approximately $0.9 million of transaction costs were paid, resulting in net cash proceeds to Sonnet of $8.3 million.

The Merger and the transactions related thereto were consummated on April 1, 2020, including the Pre-Merger Financing. Sonnet expects that proceeds from the Merger and Pre-Merger Financing and its existing cash will be sufficient to fund its operating expenses and capital expenditure requirements through the end of the fiscal year ending September 30, 2020. Sonnet has based this estimate on assumptions that may prove to be wrong, and Sonnet could exhaust its available capital resources sooner than it expects. See “-Liquidity and Capital Resources.” Beyond that point, Sonnet will need to raise additional capital to finance its operations, which cannot be assured.

GEM

Sonnet entered into a Common Stock Purchase Agreement with GEM Global Yield Fund LLC SCS (“GEM”) on August 6, 2019 (the “Purchase Agreement”). The GEM Agreement was further amended on September 25, 2019 by an Amendment to Common Stock Purchase Agreement (the “2019 GEM Amendment”), and subsequently amended again on January 31, 2020 (the “2020 GEM Amendment” and, together with the Purchase Agreement and the 2019 GEM Amendment, the “GEM Agreement”). The rights and obligations under the GEM Agreement were assigned to Sonnet Holdings prior to the effective time of the Merger, and Sonnet Holdings assumed all obligations thereunder. Pursuant to the GEM Agreement, GEM agreed to purchase up to $20,000,000 of Sonnet’s common stock (the “Aggregate Limit”) over a three-year period commencing on the date the Purchase Agreement was executed (the “Investment Period”); provided that during any period when Sonnet’s public float is less than $75,000,000, the Aggregate Limit will instead be equal to one-third of the amount of Sonnet’s public float over any consecutive 12-month period. Under the GEM Agreement, during the Investment Period, Sonnet may, by delivering a Draw Down Notice (as defined in the Purchase Agreement”) direct GEM to purchase shares of Sonnet common stock in an amount up to 400% of the average daily trading volume for the ten (10) trading days immediately preceding the date the Draw Down Notice is delivered. GEM is not obligated to purchase any shares of Sonnet common stock which would result in GEM beneficially owning, directly or indirectly, at the time of the proposed issuance, more than 4.99% of the number of common shares issued and outstanding of Sonnet. GEM will pay a purchase price per share equal to 90% of the average market closing price of the common stock during the ten consecutive trading days commencing with the first trading day on which a Draw Down Notice is delivered (the “Draw Down Pricing Period”).

GEM represented to Sonnet, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act), and Sonnet will rely upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder when issuing shares of its common stock under the GEM Agreement. Sonnet has agreed to file a Registration Statement with the SEC to register the shares of common stock to be issued to GEM pursuant to the GEM Agreement. The GEM Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Sonnet has the right to terminate the GEM Agreement at any time, at no cost or penalty. Unless Sonnet informs GEM of an event resulting in a Materially Adverse Effect or Material Change in Ownership (all defined in the GEM Agreement) GEM does not have the right to terminate the GEM Agreement. No sales under the GEM Agreement have been made to date.

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Components of Results of Operations

Operating Expenses

Research and Development Expenses

Research and development expenses consist primarily of costs incurred in connection with the discovery and development of Sonnet’s product candidates. Sonnet expenses research and development costs as incurred and such costs include:

●	employee-related expenses, including salaries and related benefits, for employees engaged in research and development functions;

●	expenses incurred in connection with the preclinical and clinical development of Sonnet’s product candidates, including under agreements with third parties, such as consultants and clinical research organizations;

●	the cost of manufacturing drug products for use in Sonnet’s preclinical studies and clinical trials, including under agreements with third parties, such as consultants and contract manufacturing organizations;

●	facilities, depreciation and other expenses, which include direct or allocated expenses for rent and maintenance of facilities and insurance;

●	costs related to compliance with regulatory requirements; and

●	payments made under third-party licensing agreements.

Sonnet recognizes external development costs based on an evaluation of the progress to completion of specific tasks using information provided to Sonnet by its service providers. This process involves reviewing open contracts and purchase orders, communicating with its personnel to identify services that have been performed on its behalf, and estimating the level of service performed and the associated cost incurred for the service when Sonnet has not yet been invoiced or otherwise notified of actual costs. Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are recorded as prepaid expenses. Such amounts are recognized as an expense when the goods have been delivered or the services have been performed.

Sonnet’s direct research and development expenses consist primarily of external costs, such as fees paid to outside consultants, CROs, CMOs and research laboratories in connection with its preclinical development, process development, manufacturing and clinical development activities. Sonnet’s direct research and development expenses also include fees incurred under third-party license agreements. Sonnet does not allocate employee costs and costs associated with its discovery efforts, laboratory supplies and facilities, including depreciation or other indirect costs, to specific product candidates because these costs are deployed across multiple programs and, as such, are not separately classified. Sonnet uses internal resources primarily to conduct its research and discovery as well as for managing its preclinical development, process development, manufacturing and clinical development activities. These employees work across multiple programs and, therefore, Sonnet does not track its costs by product candidate.

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Sonnet expects its research and development expense will increase for the foreseeable future as it expects to advance development of its product candidates. The successful development of Sonnet’s product candidates is highly uncertain. At this time, Sonnet cannot reasonably estimate or know the nature, timing and costs of the efforts that will be necessary to complete the remainder of the development of its current pipeline or any future product candidates Sonnet may develop due to the numerous risks and uncertainties associated with clinical development, including risk and uncertainties related to:

●	the timing and progress of preclinical and clinical development activities;

●	the number and scope of preclinical and clinical programs that Sonnet decides to pursue;

●	Sonnet’s ability to maintain its current research and development programs and to establish new ones;

●	establishing an appropriate safety profile with investigational new drug-enabling studies;

●	successful patient enrollment in, and the initiation and completion of, clinical trials;

●	the successful completion of clinical trials with safety, tolerability and efficacy profiles that are satisfactory to the FDA or any comparable foreign regulatory authority;

●	the receipt of regulatory approvals from applicable regulatory authorities;

●	the timing, receipt and terms of any marketing approvals from applicable regulatory authorities;

●	Sonnet’s ability to establish new licensing or collaboration arrangements;

●	establishing agreements with third-party manufacturers for clinical supply for Sonnet’s clinical trials and commercial manufacturing, if any of Sonnet’s product candidates is approved;

●	development and timely delivery of clinical-grade and commercial-grade drug formulations that can be used in Sonnet’s clinical trials and for commercial launch;

●	obtaining, maintaining, defending and enforcing patent claims and other intellectual property rights;

●	launching commercial sales of Sonnet’s product candidates, if approved, whether alone or in collaboration with others; and

●	maintaining a continued acceptable safety profile of the product candidates following approval.

●	The potential impact of COVID-19 on operations which may affect among other things, the timing of clinical trials, availability of raw materials, and the ability to access and secure testing facilities.

A change in the outcome of any of these variables with respect to the development of Sonnet’s product candidates could significantly change the costs and timing associated with the development of that product candidate. Sonnet may never succeed in obtaining regulatory approval for any of its product candidates.

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General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related costs for personnel in executive, finance and administrative functions. General and administrative expenses also include direct and allocated facility-related costs as well as professional fees for legal, patent, consulting, accounting, and audit services.

Sonnet’s general and administrative expenses will increase in the future as it increases its headcount to support its continued research activities and development of its product candidates. Sonnet will incur increased accounting, audit, legal, regulatory, compliance and director and officer insurance costs as well as investor and public relations expenses associated with being a public company.

Interest Income (Expense)

Interest expense consists of amounts amortized, accrued and paid under Sonnet’s notes payable.

Interest income consists of amounts earned on a note receivable from Sonnet Holdings.

Results of Operations

Comparison of the Three Months Ended March 31, 2020 and 2019

The following table summarizes Sonnet’s results of operations for the three months ended March 31, 2020 and 2019:

	Three months ended March 31,
	2020	2019	Change
Operating expenses:
Research and development	$1,302,515	$166,426	$1,136,089
General and administration	1,208,374	102,234	1,106,140
Loss from operations	(2,510,889)	(268,660)	(2,242,229)
Interest income (expense)	14,142	(15,020)	29,162
Net loss	$(2,496,747)	$(283,680)	$(2.213,067)

Research and Development Expenses

Research and development expenses were $1.3 million for the three months ended March 31, 2020, compared to $0.2 million for the three months ended March 31, 2019. The increase of $1.1 million was primarily due to the development of the cell line for IL12-ABD and IL12-ABD-IL15 manufacturing.

General and Administrative Expenses

General and administrative expenses were $1.2 million for the three months ended March 31, 2020, compared to $0.1 million for the three months ended March 31, 2019. The increase of $1.1 million was primarily due to a $0.3 million increase in personnel-related expenses and $0.7 million increase in professional fees. Personnel-related costs increased as Sonnet hired a full time CEO and CFO starting in January and May 2019, respectively. Professional fees increased due to higher legal costs and other costs incurred in connection with the Merger, the financing and the transactions related thereto and costs associated with Sonnet’s ongoing business operations.

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Interest Income (Expense)

Sonnet earned interest income of $14,142 during the three months ended March 31, 2020 on a receivable due from Sonnet Holdings compared to $15,020 of interest expense for the three months ended March 31, 2019 on interest-bearing debt.

Results of Operations

Comparison of the Six Months Ended March 31, 2020 and 2019

The following table summarizes Sonnet’s results of operations for the six months ended December 31, 2019 and 2018:

	Six months ended March 31,
	2020	2019	Change
Operating expenses:
Research and development	$2,710,663	$224,411	$2,486,252
General and administration	2,269,280	200,298	2,068,982
Loss from operations	(4,979,943)	(424,709)	(4,555,234)
Interest income (expense)	14,142	(151,018)	165,160
Net loss	$(4,965,801)	$(575,727)	$(4,390,074)

Research and Development Expenses

Research and development expenses were $2.7 million for the six months ended March 31, 2020, compared to $0.2 million for the six months ended March 31, 2019. The increase of $2.5 million was primarily due to the development of the cell line for IL12-ABD and IL12-ABD-IL15 manufacturing.

General and Administrative Expenses

General and administrative expenses were $2.3 million for the six months ended March 31, 2020, compared to $0.2 million for the six months ended March 31, 2019. The increase of $2.1 million was primarily due to a $0.6 million increase in personnel-related expenses, $1.3 million increase in professional fees, $0.1 million increase in rent and facility related expenses and a $0.1 million increase in travel expenses. Personnel-related costs increased as Sonnet hired a full time CEO and CFO starting in calendar 2019. Professional fees increased due to higher legal costs and other costs incurred in connection with the Merger, the financing and the transactions related thereto and costs associated with Sonnet’s ongoing business operations.

Interest Income (Expense)

Sonnet earned interest income of $14,142 during the six months ended March 31, 2020 on a receivable due from Sonnet Holdings compared to $151,018 of interest expense for the six months ended March 31, 2019 on interest-bearing debt.

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Liquidity and Capital Resources

Since its inception, Sonnet has not generated any revenue from any sources, including from product sales, and has incurred recurring losses and negative cash flows from its operations. Sonnet has funded its operations to date primarily with proceeds from sales of common stock, warrants and proceeds from the issuance of convertible debt. Through March 31, 2020, Sonnet had received net proceeds of $13.1 million from sales of its common stock, warrants and convertible promissory notes. The following table summarizes Sonnet’s sources and uses of cash for each of the periods presented:

	Six Months Ended March 31,
	2020	2019
Net cash used in operating activities	$(3,551,102)	$(442,048)
Net cash used in investing activities	(65,265)	—
Net cash provided by financing activities	3,853,569	444,446
Net increase in cash	$237,202	$2,398

Operating Activities

During the six months ended March 31, 2020, Sonnet used $3.6 million of cash in operating activities. Cash used in operating activities reflected Sonnet’s net loss of $5.0 million offset by a net change in operating assets and liabilities of $1.4 million. The net change in Sonnet’s operating assets and liabilities was primarily attributable to an increase in accounts payable due to continued research and development efforts.

During the six months ended March 31, 2019, Sonnet used $0.4 million of cash in operating activities. Cash used in operating activities reflected Sonnet’s net loss of $0.6 million offset by noncash interest of $0.1 million. The net change in Sonnet’s operating assets and liabilities was insignificant.

Investing Activities

During the six months ended March 31, 2020, net cash used in investing activities was $65,265, consisting of purchases of office furniture and computer equipment.

Financing Activities

During the six months ended March 31, 2020, net cash provided by financing activities was $3.8 million, consisting primarily of $4.1 million of net proceeds from Sonnet’s sale of common stock and warrants partially offset by a $0.2 million loan to Sonnet Holdings.

During the six months ended March 31, 2019, net cash provided by financing activities was $0.4 million, consisting of proceeds of $0.9 million from Sonnet’s sale of common stock, partially offset by $0.5 million in net repayments of related party notes.

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Funding Requirements

Sonnet expects its expenses to increase substantially in connection with its ongoing activities, particularly as it advances the preclinical activities and clinical trials of its product candidates in development. In addition, Sonnet expects to incur additional costs associated with operating as a public company. The timing and amount of Sonnet’s operating expenditures will depend largely on:

●	the scope, number, initiation, progress, timing, costs, design, duration, any potential delays, and results of clinical trials and nonclinical studies for Sonnet’s current or future product candidates;

●	the clinical development plans Sonnet establishes for these product candidates;

●	the number and characteristics of product candidates and programs that Sonnet develops or may in-license;

●	the outcome, timing and cost of regulatory reviews, approvals or other actions to meet regulatory requirements established by the FDA and comparable foreign regulatory authorities, including the potential for the FDA or comparable foreign regulatory authorities to require that Sonnet perform more studies for its product candidates than those that Sonnet currently expects;

●	Sonnet’s ability to obtain marketing approval for its product candidates;

●	the cost of filing, prosecuting, defending and enforcing Sonnet’s patent claims and other intellectual property rights covering its product candidates;

●	Sonnet’s ability to maintain, expand and defend the scope of its intellectual property portfolio, including the cost of defending intellectual property disputes, including patent infringement actions brought by third parties against Sonnet or its product candidates;

●	the cost and timing of completion of commercial-scale outsourced manufacturing activities with respect to Sonnet’s product candidates;

●	Sonnet’s ability to establish and maintain licensing, collaboration or similar arrangements on favorable terms and whether and to what extent Sonnet retains development or commercialization responsibilities under any new licensing, collaboration or similar arrangement;

●	the cost of establishing sales, marketing and distribution capabilities for any product candidates for which Sonnet may receive regulatory approval in regions where Sonnet chooses to commercialize its products on its own;

●	the success of any other business, product or technology that Sonnet acquires or in which Sonnet invests;

●	the costs of acquiring, licensing or investing in businesses, product candidates and technologies;

●	Sonnet’s need and ability to hire additional management and scientific and medical personnel;

●	the costs to operate as a public company in the United States, including the need to implement additional financial and reporting systems and other internal systems and infrastructure for Sonnet’s business;

●	market acceptance of Sonnet’s product candidates, to the extent any are approved for commercial sale; and

●	the effect of competing technological and market developments; and

●	the potential impact of the COVID-19 pandemic on Sonnet’s clinical trials and operations.

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Until such time, if ever, as Sonnet can generate substantial product revenue, Sonnet expects to finance its cash needs through a combination of equity offerings, debt financings, collaborations, strategic alliances, and marketing, distribution or licensing arrangements with third parties. To the extent that Sonnet raises additional capital through the sale of equity or convertible debt securities, the ownership interest of Sonnet may be materially diluted, and the terms of such securities could include liquidation or other preferences that adversely affect the rights of the Sonnet stockholders and the rights of the stockholders of the combined organization following the closing of the merger. Debt financing and preferred equity financing, if available, may involve agreements that include restrictive covenants that limit Sonnet’s ability to take specified actions, such as incurring additional debt, making capital expenditures or declaring dividends. If Sonnet raises funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, Sonnet may have to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to Sonnet. If Sonnet is unable to raise additional funds through equity or debt financings or other arrangements when needed, Sonnet may be required to delay, reduce or eliminate its product development or future commercialization efforts, sell off assets, or grant rights to develop and market product candidates that Sonnet would otherwise prefer to develop and market themselves.

Contractual Obligations and Commitments

The following table summarizes Sonnet’s contractual obligations as of March 31, 2020 and the effects that such obligations are expected to have on its liquidity and cash flows in future periods:

	Less than 1 Year	1 to 3 Years	4 to 5 Years	More than 5 Years	Total
Operating Leases (1)	$75,188	$205,915	$8,674		$289,777
Debt Obligations (2)	919	—	—	—	919
Total	$76,107	$205,915	$8,674	$—	$290,696

(1) Reflects obligations pursuant to Sonnet’s office lease in Princeton, New Jersey.

(2) Reflects unsecured notes payable issued to various other related parties.

In addition to the contracts with payment commitments that Sonnet has reflected in the table above, Sonnet has entered into other contracts in the normal course of business with certain CROs, CMOs and other third-parties for preclinical research studies and testing, clinical trials and manufacturing services. These contracts do not contain any minimum purchase commitments and are cancelable by Sonnet upon prior notice and, as a result, are not included in the table of contractual obligations and commitments above. Payments due upon cancellation consist only of payments for services provided and expenses incurred, including non-cancelable obligations of Sonnet’s service providers, up to the date of cancellation.

Critical Accounting Policies

Sonnet’s financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) which requires Sonnet to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses, and the disclosure of contingent assets and liabilities in its financial statements. Sonnet bases its estimates on historical experience, known trends and events and various other factors that Sonnet believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Sonnet evaluates its estimates and assumptions on an ongoing basis. Sonnet’s actual results may differ from these estimates under different assumptions or conditions.

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While Sonnet’s significant accounting policies are described in more detail in the notes to its financial statements included elsewhere in this 8-K, Sonnet believes that the following accounting policies are those most critical to the judgments and estimates used in the preparation of its financial statements.

Research and development expenses

Research and development expense consist primarily of costs incurred in connection with the development of Sonnet’s product candidates. Sonnet expenses research and development costs as incurred.

At the end of each reporting period, Sonnet compares payments made to third-party service providers to the estimated progress toward completion of the applicable research or development objectives. Such estimates are subject to change as additional information becomes available. Depending on the timing of payments to the service providers and the progress that Sonnet estimates has been made as a result of the service provided, Sonnet may record net prepaid or accrued expense relating to these costs. As of March 31, 2020, Sonnet has not made any material adjustments to its prior estimates of accrued research and development expenses.

Off-Balance Sheet Arrangements

Sonnet does not have any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Sonnet does not engage in off-balance sheet financing arrangements. In addition, Sonnet does not engage in trading activities involving non-exchange traded contracts. Sonnet therefore believes that it is not materially exposed to any financing, liquidity, market or credit risk that could arise if it had engaged in these relationships.

Recently Issued Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact Sonnet’s financial position and results of operations is disclosed in Note 2 to Sonnet’s financial statements included elsewhere in this 8-K.

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